PLANET ZANETT, INC.
ANNUAL REPORT ON FORM 10-KSB
EXHIBIT 21.1

                   Subsidiaries of Planet Zanett, Inc.

The following list includes all consolidated subsidiaries of Planet Zanett, Inc. as of December 31, 2002.


                                                State of Incorporation
                                                ----------------------
Back Bay Technologies, Inc.                            Delaware
Brandywine Computer Group, Inc.                        Delaware
Planet Zanett Corporate Incubator, Inc.                Delaware
Planet Zanett Asset Management, Inc.                   Delaware
GlobeDrive.com, Inc.                                   Delaware
Planet Zanett Angel Fund, LLP                          Delaware